Exhibit 99.1

FOR IMMEDIATE RELEASE

VAALCO ENERGY APPOINTS FREDERICK BRAZELTON AS

NEW INDEPENDENT DIRECTOR

HOUSTON, TEXAS – June 27, 2008 – VAALCO Energy, Inc. (NYSE: EGY) today announced that Frederick W. Brazelton has been appointed to the Company’s Board of Directors. With the addition of Mr. Brazelton, VAALCO’s Board has been expanded to eight directors, six of whom are independent.

Mr. Brazelton joins VAALCO’s Board with broad and deep experience in the financial sector, having served as a principal at several leading private equity firms. In his roles, Mr. Brazelton has been responsible for managing all aspects of the firms’ investment activities including capital raising, investment sourcing, investment analysis and due diligence as well as for managing the operations of and financings for various portfolio companies.

“We are pleased to have Fred join the VAALCO Board as a new independent director,” said Robert L. Gerry, III, Chairman and CEO. “Fred brings a strong track record of partnering with companies and management teams across multiple industries to help hone their strategies, build their business and accelerate growth. We look forward to capitalizing on his expertise as we continue executing our business plans and driving value for VAALCO shareholders.”

“This is a time of opportunity for VAALCO as the Company readies to commence one of the largest exploration and drilling programs in its history,” said Mr. Brazelton. “I’m delighted to join the Board and look forward to working with my fellow directors and the management team to help contribute to VAALCO’s continued success.”

Mr. Brazelton, 37, is the Co-Founder and President of Platform Partners, LLC, a private holding company that makes equity investments in middle-market companies. Prior to founding Platform, Mr. Brazelton was a Partner of The CapStreet Group, LLC, an institutional private equity fund focused on investing in middle-market companies. Prior to joining CapStreet, Mr. Brazelton worked for the private equity firms of Hicks, Muse, Tate & Furst and Willis Stein & Partners after starting his career in investment banking at CS First Boston in its Natural Resources Group.

Mr. Brazelton serves on the boards of directors of Landmark FBO, LLC, TRE Financial Services, LLC, Avalon Advisors, LLC and the Small Steps Nurturing Center. He received his BBA from the Business Honors Program at the University of Texas at Austin and his MBA from Stanford University.

About VAALCO

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO’s strategy is to increase reserves and production through the exploration of oil and natural gas properties with high emphasis on international opportunities. The Company’s properties and exploration acreage are located primarily in Gabon and Angola, West Africa.

Forward-Looking Statements

This document includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this document that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on Form 10-K for the year ended December 31, 2007 and other reports filed with the SEC which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

Investor Contact	Media Contact
W. Russell Scheirman	Barrett Golden / Tim Lynch
713-623-0801	Joele Frank, Wilkinson Brimmer Katcher
212-355-4449